Exhibit 10.11.6

FIFTH AMENDMENT TO SUBLEASE

THIS FIFTH AMENDMENT TO SUBLEASE (this “Fifth Amendment”) is made and entered into as of July 10, 2013, by and between LUDLOW TECHNICAL PRODUCTS CORPORATION, a New York corporation (“Sublandlord”), and SYNACOR, INC., a Delaware corporation (“Subtenant”).

WITNESSETH:

A. Sublandlord is the tenant under that certain Property Lease dated March 13, 1998, with Waterfront Associates, LLC (“Landlord”), as landlord, covering Building No. 3, Waterfront Village Center, 40 La Riviere Drive, Buffalo, New York 14202 (the “Building”), as amended by that certain First Amendment to Lease dated April 29, 1998, that Second Amendment to Lease dated April 21, 1999, that Third Amendment to Lease dated July 30, 1999, and that Fourth Amendment to Lease dated December 30, 2007 (collectively, the Property Lease and amendments thereto are the “Lease”).

B. Under the terms and conditions of that certain Sublease dated as of March 3, 2006 (the “Original Sublease”), as amended by that certain First Amendment to Sublease (“First Amendment”) dated September 25, 2006, that certain Second Amendment to Sublease (“Second Amendment”) dated February 27, 2007, that certain Third Amendment to Sublease (“Third Amendment”) dated June 3 0, 2010, and that certain Fourth Amendment to Sublease (“Fourth Amendment”) dated May 21, 2013 (collectively, the “Sublease”), Subtenant subleased from Sublandlord approximately 38,772 rentable square feet of space located on the first and third floors of the Building (the “Existing Premises”), which Existing Premises is more particularly described in the Sublease as the Premises.

C. Under the terms and conditions of the Sublease, Subtenant desires to sublease additional space on the first floor of the Building, which additional space contains approximately 6,284 rentable square feet of space and is more particularly depicted as “Suite C” on Exhibit A, attached hereto and incorporated herein (the “Suite C Premises”); and Sublandlord has agreed to sublease such Suite C Premises to Subtenant on the terms and conditions of the Sublease, as modified herein.

NOW THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant agree as follows:

1. Suite C Premises. Conditioned upon receipt by Sublandlord of Landlord’s written consent executed in substantially the form attached hereto as Exhibit B, Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, the Suite C Premises on the terms and conditions of the Sublease, as modified hereby. Accordingly, from and after the Effective Date (hereinafter defined), the term “Premises” will refer collectively to the Existing Premises and the Suite C Premises; the Premises will contain approximately 45,056 rentable square feet of space; and Subtenant’s Share shall be increased to 43.82%, which is the percentage obtained by dividing the number of rentable square feet in the Premises (45,056) by the number of rentable square feet in the Building (102,816). Sublandlord and Subtenant stipulate that the number of rentable square feet in the Existing Premises, the Suite C Premises, and the Building is correct.

2. Term for Suite C Premises. The term for the Suite C Premises shall begin on the Effective Date and shall expire on the Expiration Date as set forth in Section 2.3 of the Original Sublease (i.e., March 31, 2016). As used herein, the “Effective Date” shall mean the earlier of (a) the date on which Subtenant occupies any portion of the Suite C Premises and begins conducting business therein, or (b) the date on which Sublandlord delivers to Subtenant possession of the Suite C Premises. Subtenant shall accept possession of the Suite C Premises on the date when Sublandlord tenders possession thereof to Subtenant.

Subtenant shall execute and deliver to Sublandlord, within ten days after Sublandlord has requested the same, a letter confirming (i) the Effective Date, and (ii) Subtenant has accepted the Suite C Premises.

3. Rent for Suite C Premises. The annual fixed rent due under the Sublease for the Suite C Premises shall be $14.00 per rentable square foot in the Suite C Premises, payable in equal monthly installments of $7,331.33 per month, beginning on the Effective Date. Thus, commencing on the Effective Date, the total monthly fixed rent due under the Sublease for the Premises shall be $52,565.33.

4. Securitv Deposit. Contemporaneously with the execution hereof, and as a condition to the effectiveness of this Fifth Amendment, Subtenant shall deliver to Sublandlord an additional $7,331.33 to be held as part of the Security Deposit under the Sublease. After such additional deposit, the Security Deposit will total $52,565.33.

5. AS-IS Condition. Subtenant hereby accepts the Suite C Premises in their presently existing “AS-IS” condition. Subtenant acknowledges that (a) it was given a full opportunity to inspect the Suite C Premises; (b) as of the Effective Date, Subtenant has inspected the Suite C Premises; and (c) neither Sublandlord nor its agents or employees has made any representations or warranties as to the condition of the Suite C Premises, or the suitability or fitness of the Suite C Premises for the conduct of Subtenant’s business or for any other purpose. Sublandlord has no obligation to perform any work, alterations, or tenant improvements in the Suite C Premises (including without limitation demolition of any improvements existing therein or construction of any tenant finish-work or other improvements therein); and Sublandlord shall not be obligated to reimburse Subtenant or provide an allowance for any costs related to the demolition or construction of improvements therein.

6. Alterations. Subtenant shall not without Landlord and Sublandlord’s prior written consent, which consent shall not be unreasonably withheld, make or perform any alterations, additions, or improvements to the Premises (collectively, “Alterations”). Subtenant shall request Sublandlord’s consent at least thirty (30) days before the commencement of any construction, and Subtenant shall provide, in connection with such consent request, plans and specifications for such Alterations, which plans and specifications are subject to Sublandlord’s approval, which shall not be unreasonably withheld as set forth above. All Alterations shall be performed at Subtenant’s expense.

All Alterations performed by or on behalf of Subtenant shall be done in a good and workmanlike manner by contractors reasonably approved by Sublandlord and in accordance with Article 8 of the Original Sublease. Subtenant shall, at Subtenant’s expense, before making any Alterations, (i) obtain all permits and approvals required by any governmental authority and (upon completion thereof) certificates of occupancy and any other certificates of final approval thereof, and shall promptly deliver to Sublandlord copies of such permits and approvals; and (ii) provide Sublandlord with certificates evidencing appropriate builder’s risk, liability, and worker’s compensation insurance coverage in commercially reasonable amounts during the performance of any such Alterations.

Any and all Alterations made by or on behalf of Subtenant in, to or upon the Premises shall become the property of Sublandlord and shall remain upon and be surrendered with the Premises unless Sublandlord elects to relinquish Sublandlord’s right thereto and to have them removed by Subtenant, in which event the same shall be removed from the Premises by Subtenant prior to the Expiration Date, at Subtenant’s expense. Nothing in this Section shall be construed to give Sublandlord title to or to prevent Subtenant’s removal of trade fixtures or moveable office furniture or equipment, but upon removal of any of the same or upon removal of other Alterations as may be required by Sublandlord, Subtenant shall repair any damage to the Building or the Premises caused by such removal, except structural damage, which, at Sublandlord’s option, shall be repaired by Sublandlord at Subtenant’s expense. All Alterations permitted or required to be removed by Subtenant remaining in the Premises after the end of the Term shall be deemed abandoned and may, at the election of Sublandlord, either be retained as Sublandlord’s property or removed from the Premises by Sublandlord.

7. Right of First Offer. Subtenant and Sublandlord hereby acknowledge and agree that the right of first offer set forth in Article 16 of the Original Sublease, Section 5 of the First Amendment, Section 5 of the Second Amendment, Section 7 and Exhibit D of the Third Amendment, and Section 8 of the Fourth Amendment (captioned “Right of First Offer”) is hereby deleted and has no further force or effect.

Subject to then-existing renewal or expansion options of other subtenants, and provided no default by Subtenant exists, Sublandlord shall, before offering the same to any party (other than the then-current subtenant therein), first offer to lease to Subtenant the space commonly known as Suite 200, which space contains approximately 33,237 square feet of space, is located on the second floor of the Building (the “Offer Space”) in an “AS-IS” condition; such offer shall be in writing and specify the lease terms for the Offer Space, including the rent to be paid for the Offer Space and the date on which the Offer Space shall be included in the Premises (the “Offer Notice”). Sublandlord shall use good faith in determining the rent amount for the Offer Space. The Offer Notice shall be substantially similar to the Offer Notice attached to the Original Sublease as Exhibit E. Subtenant shall notify Sublandlord in writing whether Subtenant elects to lease the entire Offer Space on the terms set forth in the Offer Notice, within ten (10) days after Sublandlord delivers to Subtenant the Offer Notice. If Subtenant timely elects to lease the Offer Space, then Sublandlord and Subtenant shall execute an amendment to this Sublease, effective as of the date the Offer Space is to be included in the Premises, on the terms set forth in the Offer Notice and, to the extent not inconsistent with the Offer Notice terms, the terms of the Sublease; however, Subtenant shall accept the Offer Space in an “AS-IS” condition. Notwithstanding the foregoing, if before Sublandlord’s delivery to Subtenant of the Offer Notice, Sublandlord has received an offer to lease all or part of the Offer Space from a third party (a “Third Party Offer”) and such Third Party Offer includes space in excess of the Offer Space, Subtenant must exercise its rights hereunder, if at all, as to all of the space contained in the Third Party Offer.

If Subtenant fails or is unable to timely exercise its right hereunder, then such right shall lapse, time being of the essence with respect to the exercise thereof (it being understood that Subtenant’s right of first offer hereunder is a one-time right only with respect to each Offer Space), and Sublandlord may lease all or a portion of the Offer Space to third parties on such terms as Sublandlord may elect. Subtenant may not exercise its rights under this Section 7 if a default exists or Subtenant is not then occupying the entire Premises. For purposes hereof, if an Offer Notice is delivered for less than all of the Offer Space but such notice provides for an expansion, right of first refusal, or other preferential right to lease some of the remaining portion of the Offer Space, then such remaining portion of the Offer Space shall thereafter be excluded from the provisions of this Sublease. In no event shall Sublandlord be obligated to pay a commission with respect to any space leased by Subtenant under this Section 7, and Subtenant and Sublandlord shall each indemnify the other against all costs, expenses, attorneys’ fees, and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party.

Subtenant’s rights under this Section 7 shall terminate if (a) this Sublease or Subtenant’s right to possession of the Premises is terminated, (b) Subtenant assigns any of its interest in this Sublease or sublets any portion of the Premises, or (c) less than two full calendar years remain in the initial Term of this Sublease.

8. Parking. Sublandlord and Subtenant acknowledge and agree that Subtenant’s parking rights in connection with the Premises are set forth in Section 9 of the Fourth Amendment and that no additional rights to use the Parking Facilities are granted to Subtenant in connection with this Fifth Amendment.

9. Landlord Consent. Sublandlord’s execution of this Fifth Amendment and the effectiveness of this Fifth Amendment are conditioned upon receipt by Sublandlord of Landlord’s written consent executed in substantially the form attached hereto as Exhibit B (“Landlord’s Consent”).

10. Brokerage. Sublandlord and Subtenant each warrant to the other that it has not dealt with any broker or agent in connection with the negotiation or execution of this Fifth Amendment other than CBRE. Subtenant shall indemnify Sublandlord against all costs, expenses, attorneys’ fees, and other liability for commissions or other compensation claimed by any other broker or agent claiming the same by, through, or under Subtenant. Sublandlord shall indemnify Subtenant against all costs, expenses, attorneys’ fees, and other liability for commissions or other compensation claimed by any other broker or agent claiming the same by, through, or under Sublandlord.

11. Binding Effect; Governing Law; Recitals. Except as modified hereby, the Sublease shall remain in full effect, and the Sublease and this Fifth Amendment shall be binding upon Sublandlord and Subtenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this Fifth Amendment and the terms of the

Sublease, the terms of this Fifth Amendment shall prevail. This Fifth Amendment shall be governed by the laws of the State of New York. The recitals at the beginning of this Fifth Amendment are hereby incorporated as if fully set forth herein. Capitalized terms used herein but not defined shall have the meaning given such terms under the Sublease.

12. Counterparts. This Fifth Amendment may be executed in multiple counterparts, each of which shall constitute an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. If any signature to this Fifth Amendment is delivered by facsimile transmission or by e-mail delivery of a portable document format (.pdf or similar format) data file, then such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. This Fifth Amendment shall become effective when both Sublandlord and Subtenant have received a counterpart hereof signed by the other, subject to receipt of Landlord’s Consent.

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IN WITNESS WHEREOF Sublandlord has duly executed this Fifth Amendment as of the day and year first above written.

SUBLANDLORD:

LUDLOW TECHNICAL PRODUCTS CORPORATION

By:	/s/ David Colleran
Name:	David Colleran
Title:	Vice President and Assistant Secretary

COMMONWEALTH OF MASSACHUSETTS	)
) ss.
COUNTY OF BRISTOL	)

On the 10th day of July, 2013, before me, the undersigned, a Notary Public in and for said Commonwealth of Massachusetts, personally appeared David Colleran, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the entity upon behalf of whom the individual acted, executed the instrument, and that such individual made such appearance before the undersigned in Bristol County, Massachusetts.

/s/ Kerri Joyce
[SEAL]	Notary Public My Commission Expires: 12/12/19

IN WITNESS WHEREOF Subtenant has duly executed this Fifth Amendment as of the day and year first above written.

SUBTENANT:

SYNACOR, INC.

By:	/s/ William J. Stuart
Name:	William J. Stuart
Title:	Chief Financial Officer

State OF New York	)
) ss.
COUNTY OF Erie	)

On the 9th day of July, 2013, before me, the undersigned, a Notary Public in and for the State of New York, personally appeared Robert S. Rusak, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the entity upon behalf of whom the individual acted, executed the instrument, and that such individual made such appearance before the undersigned in Erie County, New York.

/s/ Carolyn Ann Forbes
Notary Public
[SEAL]	My Commission Expires:

CAROLYN ANN FORBES
NOTARY PUBLIC-STATE OF NEW YORK
No. 01FO6239156
Qualified in Erie County
My Commission Expires April 18, 2015

EXHIBIT A

Suite C Premises

EXHIBIT B

Landlord Consent to Fifth Amendment (Synacor)

Waterfront Associates, LLC, as successor by conversion to Waterfront Associates (“Landlord”), is the landlord under the Property Lease dated March 13, 1998, with Ludlow Technical Products Corporation, formerly known as Graphic Controls Corporation (“Sublandlord”), as tenant, for that certain building containing approximately 102,816 rentable square feet of space and commonly known as Building No. 3, Waterfront Village Center, 40 La Riviere Drive, Buffalo, New York 14202 (the “Building”), which Property Lease was amended by that certain First Amendment to Lease dated April 29, 1998, that Second Amendment to Lease dated April 21, 1999, that Third Amendment to Lease dated July 30, 1999, and that Fourth Amendment to Lease dated December 30, 2007 (as amended, the “Lease”).

Under that certain Sublease dated as of March 3, 2006, as amended by that First Amendment to Sublease dated September 25, 2006, that Second Amendment to Sublease dated February 27, 2007, that Third Amendment to Sublease dated June 30,2010, and that Fourth Amendment to Sublease dated May 21, 2013 (collectively, the “Sublease”) by and between Sublandlord and Synacor, Inc., a Delaware corporation, as subtenant (“Subtenant”), Subtenant subleases a portion of the Building, which portion contains approximately 33,711 rentable square feet of space, is located on the first and third floors of the Building, and is defined as the “Premises” in the Sublease.

Subtenant and Sublandlord have now entered into that certain Fifth Amendment to Sublease dated as of             , 2013 (the “Fifth Amendment”). A copy of the Fifth Amendment is attached to this Landlord Consent. Under the Fifth Amendment, Subtenant is subleasing an additional 6,284 rentable square feet of space located on the first floor of the Building (the “Suite C Premises”), which Suite C Premises is more particularly described in the Fifth Amendment.

Landlord hereby acknowledges and agrees that it has received and reviewed a copy of the Fifth Amendment. After review, Landlord consents to the provisions of the enclosed Fifth Amendment. Further, Landlord hereby waives any rights Landlord or its designee may have under Section 14.05 of the Lease to terminate the Lease with respect to the Suite C Premises, to sublease the Suite C Premises, or to otherwise recapture the Suite C Premises. This Landlord Consent shall not be deemed to constitute consent by the undersigned to any subletting other than that described in the Fifth Amendment.

Landlord:

Waterfront Associates, LLC

By:

Name:

Title:

Date: